EXHIBIT 15.1

[Maples and Calder letterhead]

Our ref AAL/302248/454068/v3

Your ref

Ctrip.com International, Ltd. 3F, Building 63-64 No. 421 Hong Cao Road Shanghai 200233, People’s Republic of China	Direct: +852 2971 3007 Mobile: +852 9020 8007 E-mail: richard.thorp@maplesandcalder.com

3 April 2007

Dear Sirs,

Re: Ctrip.com International, Ltd. (the “Company”)

We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2006, which will be filed with the Securities and Exchange Commission in the month of April 2007.

Yours faithfully,

/s/ Maples and Calder

Maples and Calder